Rule 10f-3 Transaction Form


Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Core Bond Trust - High Yield (BHK-HYLD)
BlackRock Multi-Sector Income Trust - High Yield (BIT-HYLD)
BlackRock Limited Duration Income Trust - High Yield (BLW-
HYLD)
BlackRock Dynamic High Income - Preferred Stock Portfolio
(BR-DHI-PS)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock Multi-Asset Income - Preferred Stock Portfolio
(BR-INC-PS)
BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
BlackRock High Yield Portfolio of BlackRock Series Fund,
Inc (BVA-HI)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Corporate High Yield Fund, Inc. (HYT)
MIST BlackRock High Yield Portfolio (MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield)
(PRU-AA-HY)
JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
04-18-2016

Security Type:
BND/CORP


Issuer
Citigroup Inc (Preferred-2049)

Selling
Underwriter
Citigroup Global Markets Inc.

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Citigroup Global Markets Inc., Barclays
Capital Inc., Credit Suisse Securities
(USA) LLC, Deutsche Bank Securities Inc.,
ING Financial Markets LLC, Scotia Capital
(USA) Inc., SG Americas Securities, LLC,
Skandinaviska Enskilda Banken AB, TD
Securities (USA) LLC, UniCredit Capital
Markets LLC, ANZ Securities, Inc., BBVA
Securities Inc., Blaylock Beal Van, LLC,
BMO Capital Markets Corp., Capital One
Securities, Inc., CIBC World Markets
Corp., Commerz Markets LLC, Credit
Agricole Securities (USA) Inc., Danske
Markets Inc., Drexel Hamilton, LLC, Fifth
Third Securities, Inc., Imperial Capital,
LLC, Lloyds Securities Inc., Mischler
Financial Group, Inc., nabSecurities, LLC,
Natixis Securities Americas LLC, Nomura
Securities International, Inc., PNC
Capital Markets LLC, RBC Capital Markets,
LLC, RBS Securities Inc., Tigress
Financial Partners, The Williams Capital
Group, L.P.

Transaction Details
Date of Purchase
04-18-2016


Purchase
Price/Share
(per share / %
of par)
$100.00

Total
Commission,
Spread or
Profit
1.50%


1.	Aggregate Principal Amount Purchased
(a+b)
$100,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$53,491,000

b. Other BlackRock Clients
$46,509,000

2.	Aggregate Principal Amount of
Offering
$1,500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.0667


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:
04-22-2016

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
04-22-2016

Global Syndicate Team Member